UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2017, STG Group, Inc. (“STG,” “we” or the “Company”) held its 2017 Annual Meeting of the Stockholders to (a) elect one Class II director to service on the Board of Directors, until the 2020 annual meeting of the stockholders or until his successor is elected and qualified, (b) approve the amendment of the Company’s 2015 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan by 500,000 shares, and (c) ratify the selection by our Audit Committee of BDO USA LLP to serve as our independent registered public accounting firm for fiscal year 2017.

There were 16,625,849 shares of Common Stock issued and outstanding on the record date for the Annual Meeting. At the Annual Meeting there were 16,336,391 shares voted by proxy or in person. The results for each matter were as follows:

•	STG’s stockholders elected one Class II director to service on the Board of Directors, until the 2020 annual meeting of the stockholders or until his successor is elected and qualified, based on the following votes:

Hon. Ronald R. Spoehel:

Votes FOR	Votes WITHHELD	Votes AGAINST
16,285,706	0	4,100

•	STG’s stockholders approved the amendment of the Plan to increase the number of shares authorized for issuance under the Plan by 500,000 shares.

Votes FOR	Votes WITHHELD	Votes AGAINST
16,273,713	0	16,093

•	STG’s stockholders ratified the selection by our Audit Committee of BDO USA LLP to serve as our independent registered public accounting firm for fiscal year 2017, based on the following votes.

Votes FOR	Votes WITHHELD	Votes AGAINST
16,336,291	0	100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

	By:	/s/ Charles L. Cosgrove
	Name:	Charles L. Cosgrove
	Title:	Chief Financial Officer

Date: June 13, 2017